Exhibit 4.4
[Croghan Bancshares, Inc. Letterhead]
March 25, 2008
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Re:	Croghan Bancshares, Inc. — Annual Report on Form 10-K for the fiscal year ended December 31, 2007
Ladies and Gentlemen:
     Croghan Bancshares, Inc., an Ohio corporation (“Croghan”), is today filing with the Securities and Exchange Commission (the “SEC”) the Annual Report on Form 10-K of Croghan for the fiscal year ended December 31, 2007 ( “Croghan’s 2007 Form 10-K”)
     Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Croghan hereby agrees to furnish to the SEC, upon request, copies of instruments and agreements defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiary, which are not being filed as exhibits to Croghan’s 2007 Form 10-K. None of such long-term debt exceeds 10% of the total assets of Croghan and its subsidiaries on a consolidated basis.

Very truly yours, CROGHAN BANCSHARES, INC.
/s/ Kendall W. Rieman
Kendall W. Rieman
Treasurer

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